Exhibit 99.1

NEWS FROM

For more information contact:
Kate Lowrey
Director, Investor Relations
ESCO Technologies Inc.
(314) 213-7277

ESCO ANNOUNCES SECOND QUARTER 2014 RESULTS

ST. LOUIS, May 7, 2014 – ESCO Technologies Inc. (NYSE: ESE) (ESCO or the “Company”) today reported its operating results for the second quarter ended March 31, 2014.
As noted in the prior earnings release, the 2014 results and earnings guidance are presented on a Continuing Operations –As Adjusted basis, consistent with the 2013 presentation. The 2014 outlook excludes approximately $2 million, or $0.05 per share, of anticipated charges to complete the exit and relocation of Crissair’s Palmdale, California (Filtration segment) operation into the Canyon Engineering facility in Valencia, California. This move is expected to be completed by September 30, 2014. The move costs incurred through March 31, 2014 impacted second quarter results by ($0.01) per share, and cumulatively, ($0.02) per share for the six months year-to-date.
Management believes EPS from Continuing Operations –As Adjusted is more representative of the Company’s 2014 ongoing performance and allows shareholders better visibility into the Company’s underlying operations.
All references to Continuing Operations exclude Aclara Technologies LLC, which was divested on March 28, 2014. Aclara’s results for all periods presented are included as Discontinued Operations as described below.

EPS Summary

EPS from Continuing Operations –As Adjusted for the quarter ended March 31, 2014 was $0.36 per share and reflects the add-back of $0.01 per share of non-operating charges related to the Crissair consolidation. This compares to EPS from Continuing Operations –As Adjusted of $0.31 per share in the second quarter of 2013, which reflects the add-back of $0.10 per share related to prior year’s actions.
Management previously provided EPS guidance from Continuing Operations – As Adjusted in the range of $0.27 to $0.32 per share for the second quarter of 2014.
For the six months ended March 31, 2014, EPS from Continuing Operations – As Adjusted was $0.70 per share, which reflects a $0.02 per share add-back of non-operating charges, compared to EPS from Continuing Operations – As Adjusted of $0.55 per share in the comparable six months of 2013, which reflects a $0.14 per share add-back of non-operating charges.

Continuing Operations Highlights

•
Q2 2014 sales increased $7 million, or 6 percent to $125 million compared to $118 million in Q2 2013. During 2014, Q2 Filtration sales increased $5 million (9 percent), Test sales increased $1 million (3 percent), and Utility Solutions Group (USG, or Doble) sales increased $1 million (3 percent) compared to prior year Q2;

•	Q2 2014 gross margin was approximately 38 percent in both periods presented due to the similar sales mix in the respective quarters;
•
Q2 2014 SG&A increased $0.2 million compared to Q2 2013. This is the result of the addition of Canyon Engineering and higher engineering costs incurred at PTI related to the recently announced new aerospace platform wins, partially offset by lower costs at Doble and Corporate;

•
The effective tax rate in Q2 2014 was 30 percent compared to 31 percent (as adjusted) in Q2 2013. The Q2 2013 GAAP effective tax rate included a $1.8 million write-off of the Doble-Lemke deferred tax asset resulting from the prior year closure of the German facility. For comparability, the $1.8 million tax charge is excluded from EPS from Continuing Operations – As Adjusted in Q2 2013;

•	GAAP EPS from Continuing Operations was $0.35 per share in Q2 2014, compared to $0.21 per share in Q2 2013;
•	During Q2 2014, net cash provided by operating activities was $11 million;
•	At March 31, 2014, the Company had $36 million of cash and $40 million of debt outstanding for a net debt position of $4 million;
•	Orders received in Q2 2014 were $136 million resulting in a book-to-bill ratio of 1.1x, and an order backlog of $273 million at March 31, 2014.
Chairman’s Commentary – FY 2013
Vic Richey, Chairman and Chief Executive Officer, commented, “I’m very pleased with the way our second quarter and the first six months of 2014 have played out. Our sales, EBIT, EPS, and cash flow from across the company are tracking at or above our earlier expectations and have increased from prior year. All three operating segments have contributed to this success.
“With the Aclara transaction behind us, we can now refocus our full attention on the core operating business. Looking at the second quarter and year-to-date results, I’m pleased to see that the Company continues to show it can be more profitable on a percentage basis and more predictable on an outlook basis.
“We recently completed our mid-year planning meetings across the business and I came away pleased with our outlook and growth opportunities.
“Our Filtration group prospects are solid, as the momentum from our recent new platform wins in commercial aerospace appears to be really shaping up for a long up-cycle of growth, which bodes well for our future in this segment. Our entire Filtration group continues to differentiate itself with exceptional engineering design and functional advancements in product performance which should improve our win rate as new program opportunities present themselves.
 “At Doble, we continue to introduce new products and solutions and we are seeing increased international proposal activities with large utility customers. Doble just completed their 81st Annual Conference with another year of record attendance from customers across the globe. I continue to be impressed with the customer reactions and interactions supporting Doble’s success. Test’s electro-magnetic pulse (EMP) interference market continues to develop and we remain positive about this new market’s growth prospects.
“As we’ve reached the half-way mark of 2014, we continue to see solid growth in the second half across the Company. Our market leadership positions across the three segments, along with the breadth of our new product offerings, continue to allow us to grow organically at a meaningful level.
“Consistent with our earlier commentary, we intend to supplement this organic growth through disciplined acquisitions around our existing core. We plan to continue to invest in new products and solutions which will allow us to retain and expand our leadership positions in all of our operations.
“I continue to maintain a favorable view of our future and our goal remains the same – to increase long-term shareholder value.”

Dividend Payment

The next quarterly cash dividend of $0.08 per share will be paid on July 17, 2014 to stockholders of record on July 3, 2014.

Business Outlook – Fiscal Year 2014

Management’s expectations for 2014 are consistent with the guidance presented in the February 6, 2014 release.
Management continues to see strong growth in 2014 across the business. Based on projected revenue growth of approximately 8 to 10 percent, and growth in EBIT of 10 to 13 percent, Management expects 2014 EPS from Continuing Operations – As Adjusted in the range of $1.50 to $1.60 per share, which excludes the above noted Filtration segment charges. The 2014 annual effective tax rate is expected to be approximately 35 percent.
Third quarter 2014 EPS from Continuing Operations – As Adjusted is expected to be in the range of $0.36 to $0.41 per share.

Discontinued Operations

As previously announced the Company completed the Aclara divestiture on March 28, 2014 and used the proceeds to significantly pay-down its outstanding debt at March 31, 2014.
The Company has sufficient available liquidity under its existing credit facility to support its strategy of profitable organic growth, accretive acquisitions around its existing core businesses, and opportunistic repurchases of outstanding shares. The completion of this transaction will allow the Company to accelerate the realization of shareholder value through these means.
The results of operations for Aclara prior to its divestiture, and the net loss on sale are reflected in the financial statements as Discontinued Operations and Assets Held for Sale.

Capital Allocation Strategy

The Company has historically utilized a capital allocation strategy in determining the appropriate uses of its cash and debt to support investment and growth.
Management and the Board of Directors have now defined a formal Capital Allocation Strategy which will be utilized to enhance shareholder value.
The strategy includes allocating approximately 40 percent of annual free cash flow to provide a cash return to shareholders through ongoing dividends and opportunistic share repurchases. The balance will be used to support growth initiatives such as research and development, capital spending, and merger and acquisition initiatives. The existing credit facility will also be used to support acquisition activities where the purchase price exceeds annual free cash flows.
The goal of this strategy is to continue investing in growth, supplemented by prudently returning cash to shareholders, while maintaining reasonable levels of debt.

 Corporate Governance Update – New Board Members

To further enhance Corporate Governance and to facilitate board refreshment and director succession, as well as seeking new and relevant experience to supplement existing director oversight, the Company has added two additional board members effective May 5, 2014, as described in a separate release dated May 7, 2014.

Conference Call

The Company will host a conference call today, May 7, at 4 p.m. Central Time, to discuss the Company’s second quarter 2014 results from Continuing Operations. A live audio webcast will be available on the Company’s website at www.escotechnologies.com. Please access the website at least 15 minutes prior to the call to register, download and install any necessary audio software. A replay of the conference call will be available for seven days on the Company’s website noted above or by phone (dial 1-888-843-7419 and enter the pass code 37014149).

Forward-Looking Statements

Statements in this press release regarding the amount,  timing and source of the Company’s expected 2014 EBIT, EBIT Margin, revenues, growth, tax rates, and EPS from Continuing Operations – “As Adjusted”, EPS, sales, orders, earnings, third quarter 2014 EPS from Continuing Operations – “As Adjusted”, the costs and timing of the exit and relocation of Crissair’s operations, the Company’s ability to increase shareholder value, the success of acquisition efforts, the success of new products and solutions, the size, number and timing of growth opportunities in the future, the win rate experienced by the Filtration group, the specific actions initiated as a result of the Capital Allocation Strategy including but not limited to the declaration of dividends and share repurchases, the long-term success of the Company, and any other statements which are not strictly historical are “forward-looking” statements within the meaning of the safe harbor provisions of the federal securities laws. Investors are cautioned that such statements are only predictions and speak only as of the date of this release, and the Company undertakes no duty to update them except as may be required by applicable laws or regulations. The Company’s actual results in the future may differ materially from those projected in the forward-looking statements due to risks and uncertainties that exist in the Company’s operations and business environment including, but not limited to: those described in Item 1A, “Risk Factors”, of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2013; and the following: the success of the Company’s competitors; site readiness issues with Test segment customers; weakening of economic conditions in served markets; changes in customer demands or customer insolvencies; competition; intellectual property rights; technical difficulties; unforeseen charges impacting corporate operating expenses; delivery delays or defaults by customers; the performance of the Company’s international operations; material changes in the costs and availability of certain raw materials; termination for convenience of customer contracts; timing and content of future contract awards and customer orders; containment of engineering and development costs; performance issues with key customers, suppliers and subcontractors; labor disputes; the impacts of natural disasters on the Company’s operations and those of the Company’s customers and suppliers; changes in laws and regulations, including but not limited to changes in accounting standards and taxation requirements; costs relating to environmental matters arising from current or former facilities; financial exposure in connection with Company guarantees of certain Aclara contracts; uncertainty regarding the ultimate resolution of current disputes, claims, litigation or arbitration; and the Company’s successful execution of profit improvement initiatives and restructuring activities.
Non-GAAP Financial Measures
The financial measures EBIT, EBIT margin, EPS – “As Adjusted” and EPS – from Continuing Operations “As Adjusted” are presented in this press release. The Company defines EBIT as earnings before interest and taxes from continuing operations, EBIT margin as a percent of net sales, EPS – “As Adjusted” and EPS – from Continuing Operations “As Adjusted” as GAAP EPS less the Filtration segment restructuring charges (representing $0.01 per share during the second quarter of 2014, and $0.02 per share during the first six months of 2014). EBIT, EBIT margin, EPS – “As Adjusted” and EPS – from Continuing Operations “As Adjusted” are not recognized in accordance with U.S. generally accepted accounting principles (GAAP). However, Management believes that EBIT and EBIT margin are useful in assessing the operational profitability of the Company’s business segments because they exclude interest and taxes, which are generally accounted for across the entire Company on a consolidated basis. EBIT is also one of the measures used by Management in determining resource allocations within the Company as well as incentive compensation. The Company believes that the presentation of EBIT, EBIT margin, EPS – “As Adjusted” and EPS – from Continuing Operations “As Adjusted” provides important supplemental information to investors by facilitating comparisons with other companies, many of which use similar non-GAAP financial measures to supplement their GAAP results. The use of non-GAAP financial measures is not intended to replace any measures of performance determined in accordance with GAAP.
ESCO, headquartered in St. Louis, provides engineered filtration products to the aviation, space and process markets worldwide and is the industry leader in RF shielding and EMC test products. In addition, the Company provides diagnostic instruments, services and the world’s premier library of statistically significant apparatus test results for the benefit of energy generation, transmission, and delivery companies and industrial power users worldwide. Further information regarding ESCO and its subsidiaries is available on the Company’s website at www.escotechnologies.com.
- tables attached-

ESCO TECHNOLOGIES INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations (Unaudited)
(Dollars in thousands, except per share amounts)

	Three Months Ended March 31, 2014		Three Months Ended March 31, 2013

Net Sales	124,762		118,039
Cost and Expenses:
Cost of sales	77,436		72,888
Selling, general and administrative expenses	31,818		31,577
Amortization of intangible assets	1,679		1,500
Interest expense	654		636
Other (income) expenses, net	(39)		901
Total costs and expenses	111,548		107,502

Earnings before income taxes	13,214		10,537
Income taxes	3,950		5,014

Net earnings from continuing operations	9,264		5,523

Earnings (loss) from discontinued operations,
net of tax expense (benefit) of $4,407
and $(3,028), respectively	7,501		(3,964)
Loss on sale of discontinued operations, net of
tax benefit of $9,499	(50,442)		0
Net loss from discontinued operations	(42,941)		(3,964)

Net (loss) earnings	$(33,677)		1,559

Earnings (loss) per share:
Diluted - GAAP
Continuing operations	0.35		0.21
Discontinued operations	(1.61)		(0.15)
Net (loss) earnings	$(1.26)		0.06

Diluted - As Adjusted Basis
Continuing operations	$0.36	(1)	0.31	(2)

Average common shares O/S:
Diluted	26,713		26,745

(1)	Adjusted basis includes $0.2 million (or $0.01 per share) of add back adjustments for restructuring charges incurred at Crissair during the second quarter of fiscal 2014.
(2)	Adjusted basis includes $2.7 million (or $0.10 per share) of add back adjustments for restructuring charges incurred at ETS and Doble Lemke during the second quarter of fiscal 2013. The $2.7 million of adjustments includes $1.8 million of tax charges.

ESCO TECHNOLOGIES INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations (Unaudited)
(Dollars in thousands, except per share amounts)

	Six Months Ended March 31, 2014		Six Months Ended March 31, 2013

Net Sales	249,212		228,557
Cost and Expenses:
Cost of sales	151,717		139,645
Selling, general and administrative expenses	65,690		65,254
Amortization of intangible assets	3,365		3,035
Interest expense	1,346		1,219
Other (income) expenses, net	140		847
Total costs and expenses	222,258		210,000

Earnings before income taxes	26,954		18,557
Income taxes	8,858		7,691

Net earnings from continuing operations	18,096		10,866

Earnings (loss) from discontinued operations,
net of tax expense (benefit) of $5,713
and $(5,654), respectively	9,858		(9,061)
Loss on sale of discontinued operations,
net of tax benefit of $9,499	(50,442)		0
Net loss from discontinued operations	(40,584)		(9,061)

Net (loss) earnings	$(22,488)		1,805

Earnings (loss) per share:
Diluted - GAAP
Continuing operations	0.68		0.41
Discontinued operations	(1.52)		(0.34)
Net (loss) earnings	$(0.84)		0.07

Diluted - As Adjusted Basis
Continuing operations	$0.70	(1)	0.55	(2)

Average common shares O/S:
Diluted	26,749		26,763

(1)	Adjusted basis includes $0.3 million (or $0.02 per share) of add back adjustments for restructuring charges incurred at Crissair during the first six months of fiscal 2014.
(2)	Adjusted basis includes $3.6 million (or $0.14 per share) of add back adjustments for restructuring charges incurred at ETS and Doble Lemke during the first six months of fiscal 2013.

ESCO TECHNOLOGIES INC. AND SUBSIDIARIES
Condensed Business Segment Information (Unaudited)
(Dollars in thousands)

	Three Months Ended March 31, GAAP		Adjustments				Three Months Ended March 31, As Adjusted
	2014	2013	2014		2013		2014	2013
Net Sales
Filtration	$58,397	53,626					58,397	53,626
Test	41,025	39,821					41,025	39,821
Utility Solutions Group	25,340	24,592					25,340	24,592
Totals	$124,762	118,039	0		0		124,762	118,039

EBIT
Filtration	$10,100	10,894	306	(1)			10,406	10,894
Test	3,533	2,559			1,423	(2)	3,533	3,982
Utility Solutions Group	5,518	4,149					5,518	4,149
Corporate	(5,283)	(6,429)					(5,283)	(6,429)
Consolidated EBIT	13,868	11,173	306		1,423		14,174	12,596
Less: Interest expense	(654)	(636)					(654)	(636)
Earnings before income
taxes from Cont Ops	$13,214	10,537	306		1,423		13,520	11,960

Note: The above table is presented on a continuing operations basis.
Note: Depreciation and amortization expense was $4.1 million and $4.0 million for the quarters ended March 31, 2014 and 2103, respectively.

(1) Includes $0.3 million (or $0.01) of restructuring charges at Crissair during the second quarter 2014.
(2) Includes $1.4 million (or $0.04) of restructuring charges for ETS during the second quarter 2013.

ESCO TECHNOLOGIES INC. AND SUBSIDIARIES
Condensed Business Segment Information (Unaudited)
(Dollars in thousands)

	Six Months Ended March 31, GAAP		Adjustments				Six Months Ended March 31, As Adjusted
	2014	2013	2014		2013		2014	2013
Net Sales
Filtration	$113,875	99,977					113,875	99,977
Test	80,503	76,116					80,503	76,116
Utility Solutions Group	54,834	52,464					54,834	52,464
Totals	$249,212	228,557	0		0		249,212	228,557

EBIT
Filtration	$19,584	19,695	507	(1)			20,091	19,695
Test	7,108	3,078			2,864	(2)	7,108	5,942
Utility Solutions Group	13,165	9,603					13,165	9,603
Corporate	(11,557)	(12,600)					(11,557)	(12,600)
Consolidated EBIT	28,300	19,776	507		2,864		28,807	22,640
Less: Interest expense	(1,346)	(1,219)					(1,346)	(1,219)
Earnings before income
taxes from Cont Ops	$26,954	18,557	507		2,864		27,461	21,421

Note: The above table is presented on a continuing operations basis.
Note: Depreciation and amortization expense was $8.1 million and $7.6 million for the six-month period ended March 31, 2014 and 2013, respectively.

(1) Includes $0.5 million (or $0.02) of restructuring charges at Crissair during the first six months of 2014.
(2) Includes $2.9 million (or $0.07) of restructuring charges for ETS during the first six months of 2013.

ESCO TECHNOLOGIES INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets (Unaudited)
(Dollars in thousands)

	March 31, 2014	September 30, 2013

Assets
Cash and cash equivalents	$36,362	42,850
Accounts receivable, net	91,668	91,980
Costs and estimated earnings on
long-term contracts	16,765	20,717
Inventories	92,481	90,228
Current portion of deferred tax assets	16,447	23,349
Other current assets	23,270	15,930
Assets held for sale - current	0	108,867
Total current assets	276,993	393,921
Property, plant and equipment, net	74,656	75,536
Intangible assets, net	181,096	180,217
Goodwill	283,420	282,949
Other assets	9,211	9,469
Assets held for sale - other	0	150,236
	$825,376	1,092,328

Liabilities and Shareholders' Equity
Current maturities of long-term debt	$40,000	50,000
Accounts payable	32,092	38,537
Current portion of deferred revenue	16,910	17,508
Other current liabilities	63,027	60,726
Liabilities held for sale - current	0	63,585
Total current liabilities	152,029	230,356
Deferred tax liabilities	75,861	99,795
Other liabilities	21,160	22,437
Long-term debt	0	122,000
Liabilities held for sale - other	0	16,026
Shareholders' equity	576,326	601,714
	$825,376	1,092,328

ESCO TECHNOLOGIES INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows (Unaudited)
(Dollars in thousands)

Six Months Ended March 31, 2014
Cash flows from operating activities:
Net loss	$(22,488)
Adjustments to reconcile net loss
to net cash provided by operating activities:
Net loss from discontinued operations	40,584
Depreciation and amortization	8,113
Stock compensation expense	2,581
Changes in current assets and liabilities	(9,394)
Effect of deferred taxes	1,061
Change in deferred revenue and costs, net	(677)
Pension contributions	(1,120)
Change in uncertain tax position liability	(701)
Other	(1,241)
Net cash provided by operating activities - continuing operations	16,718
Net cash used by operating activities - discontinued operations	(1,629)
Net cash provided by operating activities	15,089

Cash flows from investing activities:
Capital expenditures	(5,799)
Additions to capitalized software	(4,044)
Net cash used by investing activities - continuing operations	(9,843)
Net cash provided by investing activities - discontinued operations	123,512
Net cash provided by investing activities	113,669

Cash flows from financing activities:
Proceeds from long-term debt	33,000
Principal payments on long-term debt	(165,000)
Dividends paid	(4,245)
Net cash used by financing activities	(136,245)

Effect of exchange rate changes on cash and cash equivalents	999

Net decrease in cash and cash equivalents	(6,488)
Cash and cash equivalents, beginning of period	42,850
Cash and cash equivalents, end of period	$36,362

ESCO TECHNOLOGIES INC. AND SUBSIDIARIES
Other Selected Financial Data (Unaudited)
(Dollars in thousands)

Backlog And Entered Orders - Q2 FY 2014	USG	Test	Filtration	Total
Beginning Backlog - 1/1/14	$22,910	81,943	156,376	261,229
Entered Orders	25,805	52,420	58,146	136,371
Sales	(25,340)	(41,025)	(58,397)	(124,762)
Ending Backlog - 3/31/14	$23,375	93,338	156,125	272,838

Backlog And Entered Orders - YTD Q2 FY 2014	USG	Test	Filtration	Total
Beginning Backlog - 10/1/13	$24,047	90,427	157,675	272,149
Entered Orders	54,162	83,414	112,325	249,901
Sales	(54,834)	(80,503)	(113,875)	(249,212)
Ending Backlog - 3/31/14	$23,375	93,338	156,125	272,838

Note: The above table is presented on a continuing operations basis and excludes Aclara.

ESCO TECHNOLOGIES INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures (Unaudited)

EPS – Adjusted Basis Reconciliation – Q2 FY 2014
EPS from Continuing Ops – GAAP Basis – Q2 2014	$0.35
Adjustments (defined below)	0.01
EPS from Continuing Ops – As Adjusted Basis – Q2 2014	$0.36

Adjustments exclude $0.01 per share consisting of restructuring costs associated with the Filtration segment facility consolidation.

EPS – Adjusted Basis Reconciliation – YTD Q2 FY 2014
EPS from Continuing Ops – GAAP Basis – YTD Q2 2014	$0.68
Adjustments (defined below)	0.02
EPS from Continuing Ops – As Adjusted Basis – YTD Q2 2014	$0.70

Adjustments exclude $0.02 per share consisting of restructuring costs associated with the Filtration segment facility consolidation.

EPS – Adjusted Basis Reconciliation – FY 2014
EPS from Continuing Ops – GAAP Basis – FY 2014	$1.45	1.55
Adjustments (defined below)	0.05	0.05
EPS from Continuing Ops – As Adjusted Basis – FY 2014	$1.50	1.60

Adjustments exclude $0.05 per share consisting of restructuring costs associated with the Filtration segment facility consolidation.